UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

MRU HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33073	33-0954381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 13th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 398-1780
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On July 5, 2007, MRU Lending, Inc. (“MRUL”), an indirect wholly-owned subsidiary of MRU Holdings, Inc. (the “Company”) terminated that certain credit agreement dated February 4, 2005, as amended and supplemented (the “Credit Agreement”) by and among MRUL, Nomura Credit & Capital, Inc., as agent (“Nomura”), a subsidiary of Nomura Holdings, Inc., and the institutions from time to time party thereto as lenders. The Company and its affiliates have no material relationship with Nomura or with any other party to the Credit Agreement other than as set forth in the Credit Agreement.

Under the Credit Agreement, the lenders agreed to provide MRUL with a $165 million secured revolving credit facility for the origination and warehousing of private student loans. The loans under the Credit Agreement were secured by, among other things, a lien on all of the student loans financed under the Credit Agreement and any other student loans owned by MRUL and not otherwise released, together with a pledge of 100% of the capital stock of MRUL. The Credit Agreement contained terms and provisions (including representations, covenants and conditions) customary for transactions of that type.

The Credit Agreement also provided for customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, breaches of certain representations and warranties, the bankruptcy of MRUL or MRU Lending Holdco LLC (MRUL’s direct parent and wholly-owned subsidiary of the Company), failure to maintain certain net worth ratios, a material adverse change in MRUL’s ability to originate student loans, and the Company’s failure to indirectly own 100% of the outstanding capital stock of MRUL. The facility had a three year term.

In connection with the early termination of the Credit Agreement, Nomura agreed to waive its rights to be paid all amounts that would otherwise become due and payable to Nomura upon the early termination of the Credit Agreement with respect to collateral securing the loans under the Credit Agreement as well as waiving all past, present and future fees due (or that may become due) and payable under the Credit Agreement.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on March 22, 2005.

Item 8.01 Other Events.

The Company and Merrill Lynch Bank USA (“MLBU”) have extended the $175 million revolving credit facility for the origination and origination and warehousing of private student loans through July 31, 2007. The Company and MLBU expect to close a replacement facility with one of MLBU’s asset-backed commercial paper vehicles before the expiration of the current credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

MRU HOLDINGS, INC.

By:	/s/ Edwin J. McGuinn, Jr.
Name:	Edwin J. McGuinn, Jr.
Title:	Chief Executive Officer
Date:	July 11, 2007